Exhibit 23.3

Principal Officers:

Harry Jung, P. Eng.
President, C.E.O.

Dana B. Laustsen, P. Eng.
Executive V.P., C.O.O.

Keith M. Braaten, P. Eng.
Executive V.P.

Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.

Jodi L. Anhorn, P. Eng.

Neil I. Dell, P. Eng.

David G. Harris, P. Geol.

Myron J. Hladyshevsky, P. Eng.

Bryan M. Joa, P. Eng.

John H. Stilling, P. Eng.

Douglas R. Sutton, P. Eng.

James H. Willmon, P. Eng.

LETTER OF CONSENT

TO: Suncor Energy Inc.

Re:    Suncor Energy Inc. (the “Corporation”)

We refer to the following reports prepared by GLJ Petroleum Consultants Ltd.:

•

the letter reports dated February 19, 2008, as to the synthetic crude oil reserves effective December 31, 2007 associated with the Corporation’s oil sands operations located near Fort McMurray, Alberta;

•	summary report dated February 11, 2008, as to the Firebag Project effective December 31, 2007; and

•	the Reserves Determination and Evaluation of the Canadian Oil and Gas Properties of the Corporation’s Natural Gas effective December 31, 2007, dated February 11, 2008 (collectively, the “Report”).

We consent to the incorporation by reference in the Registration Statement of the Corporation on Form S-8 dated March 4, 2008, of our name, reference to and excerpts from the said reports by the Corporation relating to the reserves of the Corporation included in the Annual Report of the Corporation on Form 40-F for the fiscal year ended December 31, 2007.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

“ORIGINALLY SIGNED BY”

Dana B. Laustsen, P. Eng.
Executive Vice-President

Calgary, Alberta

Date: March 4, 2008

4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com